Exhibit 10.2
INCENTIVE STOCK OPTION AGREEMENT
CRAFTMADE INTERNATIONAL, INC.
2006 LONG-TERM INCENTIVE PLAN
     1. Grant of Option. Pursuant to the 2006 Long-Term Incentive Plan (the “Plan”) of Craftmade International, Inc., a Delaware corporation (the “Company”), the Company grants to

(the “Participant”),
an option to purchase shares of Common Stock (“Common Stock”) of the Company as follows:
On the date hereof, the Company grants to the Participant an option (the “Option” or “Stock Option”) to purchase                                           (                    ) full shares (the “Optioned Shares”) of Common Stock at an Option Price equal to $                  per share (being the Fair Market Value of the Common Stock on this Date of Grant or 110% of such Fair Market Value, in the case of a ten percent (10%) or more stockholder as provided in Section 422 of the Code). (“Option Price”). The Date of Grant of this Stock Option is                     .
The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant (or the date immediately preceding the fifth (5th) anniversary of the Date of Grant, in the case of a ten percent (10%) or more stockholder as provided in Section 422 of the Code), unless terminated earlier in accordance with Section 4 below. The Stock Option is intended to be an Incentive Stock Option.
     2. Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, this Agreement shall control. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.
     3. Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested and the Stock Option shall be exercisable as follows:
     a.                      percent (___%) of the total Optioned Shares shall vest and that portion of the Stock Option shall be exercisable on the first anniversary of the Date of Grant, provided the Participant is employed by the Company or a Subsidiary on that date.
     b. An additional                      percent (___%) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on the second anniversary of the Date of Grant, provided the Participant is employed by the Company or a Subsidiary on that date.
     c. An additional                      percent (___%) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on the third anniversary of the Date of Grant, provided the Participant is employed by the Company or a Subsidiary on that date.

     d. The remaining                      percent (___%) of the total Optioned Shares shall vest and that portion of the Stock Option shall become exercisable on the fourth anniversary of the Date of Grant, provided the Participant is employed by the Company or a Subsidiary on that date.
Notwithstanding the foregoing, one hundred percent (100%) of any unvested Optioned Shares shall vest and that portion of the Stock Option shall become exercisable immediately prior to the effective date of a Change in Control.
     4. Term; Forfeiture.
     a. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the date of the Participant’s Termination of Service, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:
     i. 5 p.m. on the date the Option Period terminates;
     ii. 5 p.m. on the date which is twelve (12) months following the date of the Participant’s Termination of Service due to death or Total and Permanent Disability;
     iii. 5 p.m. on the date of the Participant’s Termination of Service by the Company for cause (as defined herein);
     iv. 5 p.m. on the date which is ninety (90) days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 4.a.;
     v. 5 p.m. on the date the Company causes any portion of the Option to be forfeited pursuant to Section 7 hereof.
     b. For purposes hereof, “cause” shall mean the Participant’s Termination of Service upon the occurrence of any of the following events: (i) any act of fraud, misappropriation or embezzlement by the Participant with respect to any aspect of the Company’s business; (ii) the material breach by the Participant of any provisions in his or her employment agreement, which, if curable, the Participant fails to cure in all material respects within thirty (30) days after written notice thereof from the Board or its designee; (iii) the conviction of the Participant by a court of competent jurisdiction of a felony or a crime involving moral turpitude; (iv) the intentional failure by the Participant to perform in all material respects his or her duties and responsibilities (other than as a result of death or Total and Permanent Disability) and the failure of the Participant to cure the same in all material respects within thirty (30) days after written notice thereof from the Board or its designee; or (v) the illegal use of drugs by the Participant during the term of his or her employment that, in the determination of the Board, substantially interferes with the Participant’s performance of his or her duties.
     5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant’s guardian or personal or legal representative. If the Participant’s Termination of Service is due to his or her death prior to the termination dates specified in Section 4 hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4 hereof: the personal representative of his or her estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.
     6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.
     7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”), which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash or check, bank draft, or money order payable to the order of the Company; (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date; (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.
     Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) at its principal business office promptly after the Exercise Date; provided that the Company may at its option retain physical possession of the certificate evidencing the Optioned Shares until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
     If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Company may, in its sole discretion, cause the Participant to forfeit the Stock Option, and right to purchase such Optioned Shares.
     8. Disqualifying Disposition. In the event that Common Stock acquired upon exercise of this Stock Option is disposed of by the Participant in a “Disqualifying Disposition,” such Participant shall notify the Company in writing immediately upon disposition of the date and terms of such disposition. For purposes of this Agreement, “Disqualifying Disposition” shall mean a disposition of Common Stock acquired upon the exercise of this Stock Option prior to the expiration of either two years from the Date of Grant of such Stock Option or one year from the transfer of shares to the Participant pursuant to the exercise of such Stock Option. The Participant acknowledges that he or she may be subject to income tax withholding by the Company on compensation income recognized upon a Disqualifying Disposition.
     9. Nonassignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.
     10. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by the Stock Option until the issuance of a certificate or certificates to the Participant for the Optioned Shares. The Optioned Shares shall be subject to the terms and conditions of this Agreement regarding such Optioned Shares. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
     11. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Articles 11 — 13 of the Plan.
     12. Compliance with Section 422 of the Code. This Stock Option Agreement and the Stock Option evidenced hereby are intended to comply with the provisions of Section 422 of the Code, and the regulations thereunder with respect to incentive stock options, and the provisions of this Stock Option Agreement shall be construed to effectuate such intention.
     13. Voting. The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section 13 shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.
     14. Simultaneous Death. If the Participant and his or her spouse both suffer a common accident or casualty which results in their respective deaths within 60 days of each other, it shall be conclusively presumed, for the purpose of this Agreement, that the Participant died first and the spouse died thereafter.
     15. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.
     16. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.
     17. Investment Representation. Unless the Common Stock is issued to him or her in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the

Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
     18. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.
     19. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).
     20. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as a Consultant or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Consultant or Outside Director at any time.
     21. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
     22. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
     23. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

     24. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.
     25. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
     26. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
     27. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
     28. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

Craftmade International, Inc.

Attn:
Facsimile: (____)

b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.
     29. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 29, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid hereunder in cash or other form, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of this Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

CRAFTMADE INTERNATIONAL, INC.

By:
Name:
Title:

PARTICIPANT:

Name:
Address: